Exhibit 99.1
Contact:     Elise Eberwein
480/693-5574
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS
SECOND QUARTER PROFIT OF $305 MILLION
     Highlights of the new US Airways Group, Inc. second quarter 2006 results:
•	Second quarter 2006 profit of $305 million or $3.25 per diluted share.

•	Excluding special items, second quarter 2006 profit of $315 million or $3.35 per diluted share.

•	The Company accrued $36 million, or 10 percent of its combined first and second quarter 2006 pre tax income excluding special items, for its annual employee profit sharing plan.

•	The Company had $3.2 billion in total cash and investments, of which $2.2 billion was unrestricted, on June 30, 2006.
TEMPE, Ariz., July 27, 2006 — The new US Airways Group, Inc. (NYSE: LCC) today reported a second quarter 2006 profit of $305 million or $3.25 per diluted share. This compares to a net loss of $3 million or $0.20 per diluted share for the same period last year. Results for the new US Airways Group’s second quarter 2006 are being compared to America West’s standalone results for second quarter 2005 due to the former US Airways Group and America West Holdings Corporation merger on Sept. 27, 2005. Although the merger was structured so that America West became a wholly owned subsidiary of the new US Airways Group, America West was treated as the acquiring company for accounting purposes under Statement of Financial Accounting Standards No. 141 “Business Combinations.”
US Airways Group’s second quarter 2006 results include $35 million of merger-related transition expenses, which were offset in part by a $7 million gain from interest income earned on certain prior year federal income tax refunds and an $18 million unrealized gain related to the airline’s fuel hedges. Excluding these special items, the Company reported a second quarter 2006 profit of $315 million or $3.35 per diluted share versus a $4 million profit or $0.21 per diluted share in the second quarter 2005 for standalone America West Holdings. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of Generally Accepted Accounting Principles (GAAP) financial information to non-GAAP financial information.

On a standalone basis, America West reported a net profit of $68 million for the second quarter 2006 as compared to a net loss of $2 million for the same period last year. US Airways reported a net profit of $246 million on a standalone basis for the second quarter 2006 as compared to a net loss of $44 million for the same period last year.
US Airways Group Chairman, President and CEO Doug Parker stated, “We are extremely pleased to report a second quarter profit of this magnitude. This quarterly profit excluding special items is a record for US Airways Group, Inc. and is amongst the highest of its predecessor companies. While other airlines are reporting second quarter profits, no other airline has experienced an improvement as dramatic as US Airways as evidenced by our second quarter 2006 profit margin, which is the highest among the major hub-and-spoke airlines and a remarkable reversal from recent years. The primary driver of this turnaround is the merger of US Airways and America West, which has improved the earnings power and viability of both companies versus their standalone capabilities.
“We are particularly pleased that the quarterly results include a significant accrual of $36 million for employee profit sharing. The 35,000 employees of US Airways are doing an excellent job of taking care of our customers and are the compelling force behind our success.
“Looking forward, we are encouraged by a continuing strong revenue environment and an industry that is keeping capacity in check. We anticipate a profitable third quarter and full year 2006.”
Revenue and Cost Comparisons
The revenue environment continued to gain momentum during the second quarter 2006 and showed considerable improvement over the same period in 2005. For the America West standalone network, total (mainline and express) revenue per available seat mile (RASM) increased 18.6 percent during the second quarter 2006 to 11.16 cents, driven primarily by a 16.4 percent improvement in mainline yields. For the US Airways standalone network, total RASM increased 28.8 percent to 15.23 cents driven by a 16.9 percent improvement in mainline yields and a 4.6 point improvement in mainline load factor as compared to the same period last year.
On a standalone basis, America West’s mainline operating costs per available seat mile (CASM) increased 12.3 percent from 8.95 cents for the second quarter of 2005 to 10.05 cents for the second quarter 2006, largely due to a 25.3 percent increase in the price of fuel in the same period from $1.74 to $2.18 per gallon. US Airways’ standalone mainline CASM for the second quarter 2006 increased 14.3 percent from 10.25 cents for the second quarter 2005 to 11.72 cents also largely due to higher fuel prices, which increased 28.2 percent versus the same period last year. In total, US Airways Group paid $183 million more for fuel in the second quarter 2006 than it would have paid had fuel prices remained at second quarter 2005 levels.
Excluding fuel and special items, America West’s mainline CASM increased 7.4 percent from 6.45 cents for the second quarter 2005 to 6.92 cents for the second quarter 2006 on a 2.3 percent decrease in available seat miles (ASMs). On the US Airways’ standalone network, mainline CASM excluding fuel and special items increased 7.9 percent in the same period to 8.08 cents for the second quarter 2006 on a 12.8 percent decrease in ASMs. The increase in unit costs excluding fuel and special items was due largely to an accrual for the Company’s employee profit sharing plan, which allocates 10 percent of the Company’s pre tax profits excluding special items to its employees at the end of 2006, as well as a $31 million credit associated with US Airways’ post retirement benefits in 2005.
Liquidity
As of June 30, 2006, the Company had $3.2 billion in total cash and investments, of which $2.2 billion was unrestricted.
Summary of Integration Progress
The Company’s integration efforts remain on track. The following list includes a summary of integration progress the Company has achieved during its second quarter 2006.
Operations
•	Continued to achieve near the top rankings in arrivals as measured by the Department of Transportation (DOT); the new US Airways ranks second among its peer airlines for year-to-date arrivals with 78.9 percent of flights arriving within 14 minutes of their scheduled arrival time.

•	Improved baggage handling by 50 percent on a year over year basis.

•	Consolidated operations at all but four airports where both airlines operated prior to the merger.

•	Remained on track to merge its two operating certificates onto one operating certificate during the second quarter 2007.
Finance
•	Completed a $1.25 billion refinancing, which was used to replace approximately $1.1 billion of outstanding debt at lower interest rates and with an extended amortization period.

•	Completed the conversion of approximately $112 million in principal amount of America West Holdings Corporation’s 7.5 percent convertible senior notes due in 2009, which lowered the airline’s annual interest expenses by $8.4 million.
Marketing
•	Launched the combined airline’s new Web site, usairways.com. The new site integrates the former americawest.com and increases overall functionality.

•	Merged the former America West frequent flyer program, FlightFund, into US Airways’ frequent flyer program, Dividend Miles, to create one consolidated program that allows customers to more easily earn and redeem miles across the airline’s network and the Star Alliance.
Labor Relations
•	Reached a final agreement with the Airline Customer Service Employee Association, an alliance between the Communication Workers of America (CWA) and the International Brotherhood of Teamsters (IBT), the two unions that represent the airline’s 7,700 passenger service employees and reservation agents.

•	Received notification from the International Brotherhood of Teamsters (IBT) and Transport Workers Union (TWU) that both unions had reached an agreement resulting in IBT representation of the combined carrier’s fleet service workers.
Culture
•	Conducted and reported results from the first employee survey for the new US Airways, which included building follow up plans for improving communication and leadership.

•	Unveiled the third and fourth heritage planes (Piedmont and Allegheny) that will feature throwback liveries of the four major airlines that comprise the new US Airways (Allegheny, America West, Piedmont and PSA).
Analyst Conference Call/Webcast Details
US Airways will conduct a live audio Webcast of its earnings call today at 12 p.m. EDT, which will be available to the public on a listen-only basis at www.usairways.com under the Public/Investor Relations tab. An archive of the call/Webcast will be available in the Public/Investor Relations portion of the Web site through Aug. 27, 2006.
The airline also updated its investor relations guidance on its Web site (www.usairways.com). Information updated includes cost per available seat mile (CASM) excluding fuel and transition expenses, fuel prices and hedging positions, other revenues, estimated interest expense/income and merger related transition expense guidance. The investor relations update page also includes the airline’s capacity, fleet plan for 2006 and estimated capital spending for 2006.
About US Airways
US Airways and America West’s recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of Star Alliance, which provides connections for our customers to 842 destinations in 152 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCF)
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group, Inc. (the Company), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the companies’ reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and in the filings of the Company with the SEC, which are available at www.usairways.com.
Financial Tables to Follow

US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(in millions except share and per share amounts)
(unaudited)

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Operating revenues
Mainline passenger	$2,186	$657	$3,996	$1,234
Express passenger	780	129	1,392	233
Cargo	37	8	74	17
Other	188	51	378	96

Total operating revenues	3,191	845	5,840	1,580

Operating expenses
Aircraft fuel and related taxes	669	199	1,223	359
Gain on fuel hedging instruments, net:
Realized	(11)	(12)	(12)	(23)
Unrealized	(18)	3	(44)	(46)
Salaries and related costs	542	174	1,045	349
Express expenses
Fuel	203	44	375	77
Other	457	92	901	170
Aircraft rent	180	81	365	158
Aircraft maintenance	153	66	291	120
Other rent and landing fees	145	46	285	87
Selling expenses	121	44	228	81
Special items, net	35	—	(9)	1
Depreciation and amortization	45	12	90	23
Other	328	83	635	166

Total operating expenses	2,849	832	5,373	1,522

Operating income	342	13	467	58

Nonoperating income (expenses)

Interest income	41	2	66	4
Interest expense, net	(72)	(20)	(147)	(39)
Other, net	—	2	(11)	2

Nonoperating expenses, net	(31)	(16)	(92)	(33)

Income before income taxes and cumulative effect of change in accounting principle	311	(3)	375	25

Income tax provision	6	—	6	—

Income before cumulative effect of change in accounting principle	305	(3)	369	25

Cumulative effect of change in accounting principle	—	—	1	(202)

Net income (loss)	$305	$(3)	$370	$(177)

Income (loss) per share before cumulative effect of change in accounting principle:
Basic	$3.55	$(0.20)	$4.40	$1.70

Diluted	$3.25	$(0.20)	$4.02	$1.31

Net income (loss) per share:
Basic	$3.55	$(0.20)	$4.41	$(11.89)

Diluted	$3.25	$(0.20)	$4.03	$(7.89)

Shares used for computation (in thousands):
Basic	85,886	14,863	83,794	14,856

Diluted	94,673	14,863	94,012	21,943

US Airways Group, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	6 months Ended	6 months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Mainline
Revenue passenger miles (in millions)	16,148	6,386	30,104	12,057
Available seat miles (ASM) (in millions)	19,635	7,755	37,864	15,057
Passenger load factor (percent)	82.2	82.3	79.5	80.1
Yield (cents)	13.5	10.29	13.27	10.23
Passenger revenue per ASM (cents)	11.13	8.47	10.55	8.20
Passenger enplanements (in thousands)	15,171	5,752	28,763	10,924
Aircraft (end of period)	359	143	359	143
Operating cost per ASM (cents)	11.15	8.97	10.82	8.47
Operating cost per ASM excluding special items (cents)	11.06	8.88	10.96	8.71
Operating cost per ASM excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net (cents)	7.71	6.47	7.76	6.48

Express
Revenue passenger miles (in millions)	2,918	875	5,349	1,574
Available seat miles (in millions)	3,770	1,225	7,429	2,206
Passenger load factor (percent)	77.4	71.4	72.0	71.4
Passenger revenue per ASM (cents)	20.69	10.53	18.74	10.56
Operating cost per ASM (cents)	17.51	11.10	17.18	11.20
Operating cost per ASM excluding aircraft fuel (cents)	12.12	7.51	12.13	7.71

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	19,066	7,261	35,453	13,631
Available seat miles (in millions)	23,405	8,980	45,293	17,263
Passenger load factor (percent)	81.5	80.9	78.3	79.0
Passenger revenue per ASM (cents)	12.67	8.75	11.90	8.50
Total revenue per ASM (cents)	13.63	9.41	12.89	9.15
Operating cost per ASM (cents)	12.17	9.27	11.86	8.82

***	Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, US Airways’ MidAtlantic regional jet division as well as operating and financial results from capacity purchases agreements with Mesa Airlines, Chautauqua Airlines, Air Wisconsin Airlines and Republic Airlines.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net - Mainline only
US Airways Group, Inc. (the Company) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and gains or losses on fuel hedging instruments is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
	(in millions)
Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special items for US Airways Group, Inc.

Income (loss) before cumulative effect of change in accounting principle as reported	$305	$(3)	$369	$25

Special items
Unrealized (gains) losses on fuel hedging instruments, net (1)	(18)	3	(44)	(46)
Special items, net (2)	35	—	(9)	1
Other special charges (3)(8)	(7)	4	4	8

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$315	$4	$320	$(12)

Shares used for computation (in thousands):
Basic	85,886	14,863	83,794	14,856

Diluted	94,673	18,750	94,012	14,856

Income (loss) per share before cumulative effect of change in accounting principle, as adjusted for special items
Basic	$3.66	$0.27	$3.81	$(0.82)

Diluted (7)	$3.35	$0.21	$3.49	$(0.82)

Reconciliation of Income before Cumulative Effect of Change in Accounting Principle Excluding Special items for America West Airlines, Inc.

Income before cumulative effect of change in accounting principle as reported	$68	$(2)	$126	$27

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	(18)	3	(44)	(46)
Special items, net (4)	23	—	(7)	1
Other special charges (3)	(7)	4	4	8

Income (loss) before cumulative effect of change in accounting principle, as adjusted for special items	$66	$5	$79	$(10)

Reconciliation of Net Income (Loss) Excluding Special items for US Airways, Inc.

Net income (loss) as reported	$246	$(44)	$247	$(303)

Special items:
Special items, net (5)	12	—	(3)	—
Reorganization items, net (6)	—	26	—	28

Net loss, as adjusted for special items	$258	$(18)	244	(275)

Note:  Amounts may not recalculate due to rounding

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net - Mainline only

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Reconciliation of Operating Cost per ASM Excluding Special Items, Fuel, Realized Gains on Fuel Hedging instruments, Net — Mainline only

US Airways Group, Inc.
(in millions)

Total operating expenses	$2,849	$832	$5,373	$1,522
Less Express expenses:
Fuel	(203)	(44)	(375)	(77)
Other	(457)	(92)	(901)	(170)

Total mainline operating expenses	2,189	696	4,097	1,275

Special items
Unrealized (gains) losses on fuel hedging instruments, net (1)	18	(3)	44	46
Special items, net (2)	(35)	—	9	(1)
Other special charges (8)	—	(4)	—	(8)

Mainline operating expenses, excluding special items	2,172	689	4,150	1,312

Aircraft fuel	(669)	(199)	(1,223)	(359)
Realized gains on fuel hedging instruments, net	11	12	12	23

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$1,514	$502	$2,939	$976

(in cents)
Mainline operating expenses per ASM	11.15	8.97	10.82	8.47

Special items per ASM
Unrealized (gains) losses on fuel hedging instruments, net (1)	0.09	(0.04)	0.12	0.31
Special items, net (2)	(0.18)	—	0.02	(0.01)
Other special charges (8)	—	(0.05)	—	(0.05)

Mainline operating expenses per ASM, excluding special items	11.06	8.88	10.96	8.71

Aircraft fuel	(3.41)	(2.57)	(3.23)	(2.38)
Realized gains on fuel hedging instruments, net	0.06	0.15	0.03	0.15

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	7.71	6.47	7.76	6.48

Note:  Amounts may not recalculate due to rounding

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net - Mainline only

	3 Months Ended	3 Months Ended	6 Months Ended	6 Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
America West Airlines Inc.
(in millions)

Total operating expenses	$920	$830	$1,698	$1,519
Less Express expenses:
Fuel	(57)	(44)	(103)	(77)
Other	(102)	(92)	(202)	(170)

Total mainline operating expenses	761	694	1,393	1,272

Special items:
Unrealized (gains) losses on fuel hedging instruments, net (1)	18	(3)	44	46
Special items, net (4)	(23)	—	7	(1)
Other special charges (8)	—	(4)	—	(8)

Mainline operating expenses, excluding special items	756	687	1,444	1,309

Aircraft fuel	(242)	(199)	(447)	(359)
Realized gains on fuel hedging instruments, net	11	12	12	23

Mainline operating expenses, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	$525	$500	$1,009	$973

(in cents)
Mainline Operating expenses per ASM	10.05	8.95	9.43	8.45

Special items per ASM:
Unrealized (gains) losses on fuel hedging instruments, net (1)	0.24	(0.04)	0.30	0.31
Special items, net (4)	(0.31)	—	0.05	(0.01)
Other special charges (8)	—	(0.05)	—	(0.05)

Mainline operating expenses per ASM, excluding special items	9.98	8.86	9.78	8.69

Aircraft fuel	(3.20)	(2.57)	(3.03)	(2.38)
Realized gains on fuel hedging instruments, net	0.14	0.15	0.08	0.15

Mainline operating expenses per ASM, excluding special items, aircraft fuel and realized gains on fuel hedging instruments, net	6.92	6.45	6.84	6.46

US Airways, Inc.
(in millions)

Total operating expenses	$1,946	$1,892	$3,706	$3,695
Less: Express expenses	(534)	(476)	(1,033)	(896)

Total mainline operating expenses	1,412	1,416	2,673	2,799

Special items:
Special items, net (5)	(12)	—	3	—

Mainline operating expenses, excluding special items	1,400	1,416	2,676	2,799

Aircraft fuel	(426)	(381)	(776)	(703)

Mainline operating expenses, excluding special items and aircraft fuel	$974	$1,035	$1,900	$2,096

(in cents)
Mainline operating expenses per ASM (excluding Express expenses)	11.72	10.25	11.58	10.37

Special items per ASM:
Special items, net (5)	(0.10)	—	0.01	—

Mainline operating expenses per ASM, excluding special items	11.62	10.25	11.59	10.37

Aircraft fuel	(3.53)	(2.76)	(3.36)	(2.60)

Mainline operating expenses per ASM excluding special items and aircraft fuel	8.08	7.49	8.23	7.76

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information and Operating Cost per ASM Excluding Special Items, Aircraft Fuel, Realized Gains on Fuel Hedging instruments, Net - Mainline only
FOOTNOTES:

1)	The 2006 second quarter and the 2006 six-month period include an $18 million and $44 million unrealized gain respectively, and the 2005 second quarter and the 2005 six month period include a $3 million unrealized loss and a $46 million unrealized gain respectively, resulting from mark-to-market accounting for changes in the fair value of AWA’s fuel hedging instruments.

2)	The 2006 second quarter period includes $35 million of merger related transition expenses, including $11 million associated with the integration of the AWA FlightFund and US Airways Dividend Miles frequent traveler programs. The 2006 six month period includes a $90 million gain associated with the return of equipment deposits upon forgiveness of a loan, and $81 million of merger related transition expenses. The 2005 six month period includes $1 million of charges related to aircraft removed from service.

3)	The 2006 second quarter includes $7 million of interest income earned by AWA on certain prior year Federal income tax refunds. The 2006 six month period includes $6 million of prepayment penalties and $5 million write-off of debt issue costs incurred with the extinguishment of debt in connection with the $1.25 billion debt refinancing in the first quarter of 2006 less $7 million of interest income earned by AWA on certain prior year Federal income tax refunds.

4)	The 2006 second quarter period includes $23 million of merger related transition expenses, including $12 million associated with the integration of the AWA FlightFund and US Airways Dividend Miles frequent traveler programs. The 2006 six month period includes $51 million gain associated with the return of equipment deposits upon forgiveness of a loan, and $44 million of merger related transition expenses that occurred during the first quarter of 2006. The 2005 six month period includes $1 million of charges related to aircraft removed from service.

5)	The 2006 second quarter includes $12 million of merger related transition expenses, including a $1 million credit associated with the integration of the AWA FlightFund and US Airways Dividend Miles frequent traveler programs. The 2006 six month period includes a $40 million gain associated with the return of equipment deposits upon forgiveness of a loan, and $37 million of merger related transition expenses.

6)	During the 2005 second quarter and 2005 six month period US Airways recognized $26 million and $28 million, respectively in reorganization items incurred as a direct result of the Company’s Chapter 11 filing.

7)	Computation excludes interest associated with the 7.0% senior convertible notes of $3 million and $5 million for the three and six months ended June 30, 2006, respectively; the 7.5% convertible senior notes of $4 million for the six months ended June 30, 2006.

8)	The second quarter of 2005 includes a $4 million loss on the sale and leaseback of one new Airbus A320 aircraft acquired during the period. The 2005 six month period includes a total of a $8 million loss on the sale and leaseback of two new Airbus A320 aircraft acquired during the period.

America West Airlines, Inc.
Consolidated Statements of Operations
(in millions)
(unaudited)

	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2006	June 30, 2005	Change	June 30, 2006	June 30, 2005	Change
Operating revenues
Mainline passenger	$747	$657	13.7	$1,399	$1,234	13.4
Express passenger	184	129	42.6	337	233	44.6
Cargo	7	8	(12.5)	16	17	(5.9)
Other	43	51	(15.7)	90	95	(5.3)

Total operating revenues	981	845	16.1	1,842	1,579	16.7

Operating expenses
Aircraft fuel and related taxes	242	199	21.6	447	359	24.5
Gain on fuel hedging instruments, net:
Realized	(11)	(12)	(8.3)	(12)	(23)	(47.8)
Unrealized	(18)	3	—	(44)	(46)	(4.3)
Salaries and related costs	191	173	10.4	366	348	5.2
Express expenses
Fuel	57	44	29.5	103	77	33.8
Other	102	92	10.9	202	170	18.8
Aircraft rent	85	81	4.9	171	158	8.2
Aircraft maintenance	73	66	10.6	125	120	4.2
Other rent and landing fees	45	46	(2.2)	90	87	3.4
Selling expenses	42	44	(4.5)	81	81	—
Special items, net	23	—	—	(7)	1	—
Depreciation and amortization	10	12	(16.7)	21	23	(8.7)
Other	79	82	(3.7)	155	164	(5.5)

Total operating expenses	920	830	10.8	1,698	1,519	11.8

Operating income	61	15	306.7	144	60	—

Nonoperating income (expenses)
Interest income	20	4	—	33	7	371.4
Interest expense, net	(10)	(21)	(52.4)	(37)	(42)	(11.9)
Other, net	1	—	—	(10)	2	—

Nonoperating income (expenses), net	11	(17)	(164.7)	(14)	(33)	(57.6)

Income before income taxes and cumulative effect of change of accounting principle	72	(2)	—	130	27	—

Income tax provision	4	—	—	4	—	—

Income (loss) before cumulative effect of change in accounting principle	68	(2)	—	126	27	—

Cumulative effect of change in accounting principle	—	—	—	1	(202)	—

Net income (loss)	$68	$(2)	—	$127	$(175)	—

America West Airlines, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		6 Months Ended	6 Months Ended	Percent
	June 30, 2006	June 30, 2005	Change		June 30, 2006	June 30, 2005	Change
Mainline
Revenue passenger miles (in millions)	6,238	6,386		-2.3%	11,898	12,057		-1.3%
Available seat miles (ASM) (in millions)	7,580	7,755		-2.3%	14,779	15,057		-1.8%
Passenger load factor (percent)	82.3	82.3	—	pts	80.5	80.1	0.4	pts
Yield (cents)	11.97	10.29		16.4%	11.76	10.23		14.9%
Passenger revenue per ASM (cents)	9.85	8.47		16.3%	9.47	8.20		15.5%

Passenger enplanements (in thousands)	5,545	5,752		-3.6%	10,637	10,924		-2.6%
Aircraft (end of period)	135	143		-5.6%	135	143		-5.6%
Block hours	139,183	143,365		-2.9%	273,153	279,862		-2.4%
Average stage length (miles)	1,040	1,037		0.3%	1,034	1,030		0.4%
Average passenger journey (miles)	1,609	1,681		-4.3%	1,594	1,653		-3.6%
Fuel consumption (gallons in millions)	111.1	114.5		-3.0%	216.3	221.7		-2.4%
Average fuel price (dollars per gallon)	2.18	1.74		25.3%	2.07	1.62		27.6%
Average fuel price including realized gains on fuel hedging instruments, net (dollars)	2.08	1.63		27.6%	2.01	1.52		32.7%
Full-time equivalent employees (end of period)	12,766	12,200		4.6%	12,766	12,177		4.8%

Operating cost per ASM (cents)	10.05	8.95		12.3%	9.43	8.45		11.7%
Operating cost per ASM excluding special items (cents)	9.98	8.86		12.7%	9.78	8.69		12.5%
Operating cost per ASM excluding special items, fuel and realized gains on fuel hedging instruments, net (cents)	6.92	6.45		7.4%	6.84	6.46		5.8%

Express
Revenue passenger miles (in millions)	963	875		10.1%	1,810	1,574		15.0%
Available seat miles (in millions)	1,209	1,225		-1.3%	2,376	2,206		7.7%
Passenger load factor (percent)	79.7	71.4	8.3	pts	76.2	71.4	4.8	pts
Passenger revenue per ASM (cents)	15.23	10.53		44.6%	14.20	10.56		34.5%
Passenger enplanements (in thousands)	1,832	1,469		24.7%	3,471	2,668		30.1%
Operating cost per ASM (cents)	13.14	11.10		18.4%	12.80	11.20		14.3%

Total
Revenue passenger miles (in millions)	7,201	7,261		-0.8%	13,708	13,631		0.6%
Available seat miles (in millions)	8,789	8,980		-2.1%	17,155	17,263		-0.6%
Passenger load factor (percent)	81.9	80.9	1.0	pts	79.9	79.0	0.9	pts
Total revenue per ASM (cents)	11.16	9.41		18.6%	10.74	9.15		17.4%
Passenger enplanements (in thousands)	7,377	7,221		2.2%	14,108	13,592		3.8%
Operating cost per ASM (cents)	10.47	9.24		13.3%	9.90	8.80		12.5%

US Airways, Inc.
Statements of Operations
(in millions)
(unaudited)

	Successor Company	Predecessor Company		Successor Company	Predecessor Company
	3 Months Ended	3 Months Ended	Percent	6 Months Ended	6 Months Ended	Percent
	June 30, 2006	June 30, 2005	Change	June 30, 2006	June 30, 2005	Change
Operating revenues
Mainline passenger	$1,439	$1,332	8.0	$2,597	$2,465	5.4
Express passenger	596	436	36.7	1,054	750	40.5
Cargo	29	25	16.0	58	46	26.1
Other	162	158	2.5	319	311	2.6

Total operating revenues	2,226	1,951	14.1	4,028	3,572	12.8

Operating expenses
Aircraft fuel and related taxes	426	381	11.8	776	703	10.4
Salaries and related costs	351	332	5.7	680	741	(8.2)
Express expenses	534	476	12.2	1,033	896	15.3
Aircraft rent	95	97	(2.1)	194	195	(0.5)
Aircraft maintenance	80	89	(10.1)	166	161	3.1
Other rent and landing fees	100	114	(12.3)	195	214	(8.9)
Selling expenses	79	87	(9.2)	146	181	(19.3)
Special items, net	12	—	—	(3)	—	—
Depreciation and amortization	37	56	(33.9)	73	105	(30.5)
Other	232	260	(10.8)	446	499	(10.6)

Total operating expenses	1,946	1,892	2.9	3,706	3,695	0.3

Operating income (loss)	280	59	—	322	(123)	(361.8)

Nonoperating income (expenses)
Interest income	21	7	—	34	9	277.8
Interest expense, net	(53)	(80)	(33.8)	(107)	(156)	(31.4)
Reorganization items, net	—	(26)	—	—	(28)	—
Other, net	(1)	(6)	(83.3)	(1)	(7)	(85.7)

Total nonoperating expenses, net	(33)	(105)	(68.6)	(74)	(182)	—

Income (loss) before income taxes	247	(46)	—	248	(305)	—

Income tax provision (benefit)	1	(2)	—	1	(2)	(150.0)

Net income (loss)	$246	$(44)	—	$247	$(303)	—

US Airways, Inc.
Operating Statistics

	3 Months Ended	3 Months Ended	Percent		6 months Ended	6 months Ended	Percent
	June 30, 2006	June 30, 2005	Change		June 30, 2006	June 30, 2005	Change
Mainline:
Revenue passenger miles (in millions)	9,910	10,728		-7.6%	18,206	20,373	-10.6%
Available seat miles (ASM) (in millions)	12,055	13,817		-12.8%	23,085	27,003	-14.5%
Passenger load factor (percent)	82.2	77.6	4.6	pts	78.9	75.4	3.5	pts
Yield (cents)	14.52	12.42		16.9%	14.26	12.10	17.9%
Passenger revenue per ASM (cents)	11.94	9.64		23.8%	11.25	9.13	23.2%

Passenger enplanements (in thousands)	9,626	11,102		-13.3%	18,126	21,355	-15.1%
Aircraft (end of period)	224	268		-16.4%	224	268	-16.4%
Block hours	205,547	249,186		-17.5%	398,468	496,239	-19.7%
Average stage length (miles)	883	797		10.8%	855	796	7.4%
Average passenger journey (miles)	1,030	966		6.6%	1,005	954	5.3%
Fuel consumption (gallons in millions)	197.4	226.4		-12.8%	379.7	444.6	-14.6%
Average fuel price (dollars per gallon) with related taxes	2.16	1.68		28.2%	2.04	1.58	29.3%
Full-time equivalent employees (end of period)	19,222	21,396		-10.2%	19,222	21,396	-10.2%

Operating cost per ASM (cents)	11.72	10.25		14.3%	11.58	10.37	11.7%
Operating cost per ASM excluding special items(cents)	11.62	10.25		13.4%	11.59	10.37	11.8%
Operating cost per ASM excluding special items and fuel (cents)	8.08	7.49		7.9%	8.23	7.76	6.0%

Express
Revenue passenger miles (in millions)	1,955	1,803		8.4%	3,539	3,206	10.4%
Available seat miles (in millions)	2,561	2,679		-4.4%	5,053	5,013	0.8%
Passenger load factor (percent)	76.3	67.3	9.0	pts	70.0	64.0	9.4	pts
Passenger revenue per ASM (cents)	23.28	16.27		43.1%	20.87	14.96	39.5%
Passenger enplanements (in thousands)	5,239	4,725		10.9%	9,508	8,540	11.3
Operating cost per ASM (cents)	20.85	17.77		17.3%	20.44	17.87	14.4%

TOTAL — Mainline & Express
Revenue passenger miles (in millions)	11,865	12,531		-5.3%	21,745	23,579	-7.8%
Available seat miles (in millions)	14,616	16,496		-11.4%	28,138	32,016	-12.1%
Passenger load factor (percent)	81.2	76.0	5.2	pts	77.3	73.6	3.7	pts
Total revenue per ASM (cents)	15.23	11.83		28.8%	14.32	11.16	28.3%
Operating cost per ASM (cents)	13.31	11.47		16.1%	13.17	11.54	14.1%

US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	June 30, 2006	December 31, 2005
Assets

Current assets
Cash equivalents and short-term investments	$2,220	$1,577
Restricted cash	4	8
Accounts receivable, net	467	353
Materials and supplies, net	228	229
Prepaid expenses and other	498	392

Total current assets	3,417	2,559

Property and equipment, net
Flight equipment	1,985	1,920
Ground property and equipment	557	532
Less accumulated depreciation and amortization	(498)	(431)

	2,044	2,021
Equipment purchase deposits	40	43

Total property and equipment	2,084	2,064

Other assets
Goodwill	701	732
Other intangibles, net	567	583
Restricted cash	984	792
Other assets	235	234

Total other assets	2,487	2,341

Total assets	$7,988	$6,964

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of debt and capital leases	$113	$211
Accounts payable	469	457
Air traffic liability	1,214	788
Accrued compensation and vacation	230	210
Accrued taxes	191	146
Other accrued expenses	861	847

Total current liabilities	3,078	2,659

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	2,903	2,749
Deferred gains and credits	229	254
Employment benefit liabilities and other	851	882

Total noncurrent liabilities and deferred credits	3,983	3,885

Stockholders’ equity
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	1,395	1,258
Accumulated deficit	(456)	(826)
Treasury stock	(13)	(13)

Total stockholders’ equity	927	420

Total liabilities and stockholders’ equity	$7,988	$6,964